UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor , Tysons, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2020, Park Intermediate Holdings LLC (“PIH”), PK Domestic Property LLC (“PK Domestic LLC”) and PK Finance Co-Issuer Inc. (“Corporate Co-Issuer” and, together with PK Domestic LLC, the “Co-Issuers” and, the Co-Issuers together with PIH, the “Issuers”), direct and indirect subsidiaries of Park Hotels & Resorts Inc. (the “Company”), issued $550 million aggregate principal amount of 7.500% senior secured notes due 2025 (the “Initial Notes”) and $100 million aggregate principal amount of additional 7.500% senior secured notes due 2025 (the “Additional Notes” and, together with the Initial Notes, the “Notes”), under an indenture (the “Indenture”) and an officer’s certificate pursuant to the Indenture relating to the Additional Notes, each dated as of May 29, 2020, among the Issuers, the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (the “Trustee”). The Additional Notes are treated as a single series of securities with the Initial Notes under the Indenture and have the same CUSIP numbers as, and are fungible with, the Initial Notes.

The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Company used $150 million of the net proceeds from the offering of the Initial Notes to repay amounts outstanding under the Company’s revolving credit facility and intends to use the next $350 million of the net proceeds from the offerings of the Notes for general corporate purposes and the remaining net proceeds from the offerings of the Notes to repay equal amounts under the Company’s revolving credit facility and its 2016 term loan.

The Notes will mature on June 1, 2025. Interest on the Notes will accrue at a rate of 7.500% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2020.

The Notes are fully and unconditionally guaranteed, jointly and severally, by the Company, the sole member of PIH, and each existing and future restricted wholly-owned subsidiary of PIH (other than the Co-Issuers) that incurs or guarantees any indebtedness under certain of the Company’s credit facilities, any additional first lien obligations, certain other bank indebtedness or any other material capital markets indebtedness (each, a “subsidiary guarantor” and together with the Company, the “guarantors”). The notes are secured, subject to certain permitted liens, by a first priority security interest in all of the capital stock (the “Collateral”) of certain specified wholly owned subsidiaries of certain of the guarantors and PK Domestic LLC, which Collateral also secures the obligations under certain of the Company’s credit facilities on a first priority basis.

The Issuers may redeem the Notes at any time prior to June 1, 2022, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the Notes, in whole or in part, at any time on or after June 1, 2022 at the redemption price of (i) 103.750% of the principal amount should such redemption occur before June 1, 2023, (ii) 101.875% of the principal amount should such redemption occur before June 1, 2024, and (iii) 100.000% of the principal amount should such redemption occur on or after June 1, 2024, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to June 1, 2022, the Issuers may redeem up to 40% of the Notes with the net cash proceeds from certain equity offerings at a redemption price of 107.500% of the principal amount redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, the Issuers may only make such redemptions if at least 60% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after the occurrence of such redemption.

The Indenture contain customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of indebtedness, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture. In addition, the Indenture will require PIH to maintain total unencumbered assets as of each fiscal quarter of at least 150% of total unsecured indebtedness, in each case calculated on a consolidated basis.

In the event of a change of control and certain credit rating downgrades of the Notes, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest, to, but not including, the repurchase date.

Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture and related security documents for 60 days upon the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of indebtedness of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; final judgments against PIH, the Corporate Co-Issuer or a significant subsidiary in excess of a specified amount that remains unpaid for 60 days; the security documents related to the Notes ceasing to be effective with respect to certain Collateral in excess of a specified amount; and certain events of bankruptcy or insolvency with respect to the Company, PIH or a significant subsidiary. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, PIH or a significant subsidiary, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all such Notes to be due and payable immediately.

The description set forth above is qualified in its entirety by the full text of the Indenture filed herewith as Exhibit 4.1 to this Current Report on Form 8-K. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1

Indenture, dated as of May 29, 2020, among Park Intermediate Holdings LLC, PK Domestic Property LLC, PK Finance Co-Issuer Inc., Park Hotels & Resorts Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: May 29, 2020	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President and Chief Financial Officer